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                                   EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                             DATA DIMENSIONS, INC.,

                           DP ACQUISITION CORPORATION,

                               EUGENE M. STABILE,

                                       AND

                       PYRAMID INFORMATION SERVICES, INC.

                                   DATED AS OF

                                OCTOBER 30, 1997



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                                TABLE OF CONTENTS


1. THE MERGER................................................................................2

  1.1. THE MERGER............................................................................2
  1.2. EFFECTIVE TIME........................................................................2
  1.3. EFFECT OF THE MERGER..................................................................2
  1.4. CERTIFICATE OF INCORPORATION; BYLAWS..................................................2
  1.5. DIRECTORS AND OFFICERS................................................................2
  1.6. CONVERSION OF COMMON STOCK............................................................2
  1.7. SURRENDER OF CERTIFICATES.............................................................3
  1.8. TAX AND ACCOUNTING CONSEQUENCES.......................................................4
  1.9. TAKING OF NECESSARY ACTION; FURTHER ACTION............................................4

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING SHAREHOLDER.....................4

  2.1. ORGANIZATION OF THE COMPANY...........................................................4
  2.2. COMPANY CAPITAL STRUCTURE.............................................................4
  2.3. SUBSIDIARIES..........................................................................5
  2.4. AUTHORITY.............................................................................5
  2.5. COMPANY FINANCIAL STATEMENTS..........................................................5
  2.6. NO UNDISCLOSED LIABILITIES............................................................5
  2.7. NO CHANGES............................................................................6
  2.8. TAX AND OTHER RETURNS AND REPORTS.....................................................7
  2.9. RESTRICTIONS ON BUSINESS ACTIVITIES...................................................8
  2.10. TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES...............................9
  2.11. INTELLECTUAL PROPERTY................................................................9
  2.12. AGREEMENTS, CONTRACTS AND COMMITMENTS...............................................10
  2.13. INTERESTED PARTY TRANSACTIONS.......................................................11
  2.14. COMPLIANCE WITH LAWS................................................................12
  2.15. LITIGATION..........................................................................12
  2.16. INSURANCE...........................................................................12
  2.17. MINUTE BOOKS........................................................................12
  2.18. ENVIRONMENTAL MATTERS...............................................................12
  2.19. BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES....................................13
  2.20. EMPLOYEE MATTERS AND BENEFIT PLANS..................................................13
  2.21. ACCOUNTS RECEIVABLE.................................................................16
  2.22. CUSTOMERS...........................................................................16
  2.23. IMPROPER PAYMENTS...................................................................16
  2.24. PERMITS.............................................................................16
  2.25. DISCLOSURE..........................................................................16

3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................................17

  3.1. ORGANIZATION, STANDING AND POWER.....................................................17
  3.2. AUTHORITY............................................................................17
  3.3. CAPITAL STRUCTURE....................................................................18
  3.4. SEC DOCUMENTS........................................................................18
  3.5. NO MATERIAL ADVERSE CHANGE...........................................................18
  3.6. LITIGATION...........................................................................19
  3.7. BROKERS' AND FINDERS' FEES...........................................................19
  3.8. DISCLOSURE...........................................................................19


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
4. CONDUCT PRIOR TO THE EFFECTIVE TIME......................................................19

  4.1. CONDUCT OF BUSINESS OF THE COMPANY...................................................19
  4.2. NO SOLICITATION......................................................................21
  4.3. STRATEGIC AGREEMENTS.................................................................21

5. ADDITIONAL AGREEMENTS....................................................................22

  5.1. INVESTMENT INTENT....................................................................22
  5.2. ACCESS TO INFORMATION................................................................22
  5.3. CONFIDENTIALITY......................................................................22
  5.4. EXPENSES.............................................................................22
  5.5. PUBLIC DISCLOSURE....................................................................22
  5.6. CONSENTS.............................................................................23
  5.7. FIRPTA COMPLIANCE....................................................................23
  5.8. REASONABLE EFFORTS...................................................................23
  5.9. NOTIFICATION OF CERTAIN MATTERS......................................................23
  5.10. POOLING ACCOUNTING..................................................................23
  5.11. ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES.........................................23

6. CONDITIONS TO THE MERGER.................................................................24

  6.1. CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.........................24
  6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLING SHAREHOLDER..........24
  6.3. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB....................25

7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; AND ESCROW........................26

  7.1. SURVIVAL AND INDEMNITY...............................................................26
  7.2. ESCROW ARRANGEMENTS..................................................................28

8. TERMINATION, AMENDMENT AND WAIVER........................................................31

  8.1. TERMINATION..........................................................................31
  8.2. EFFECT OF TERMINATION................................................................32
  8.3. AMENDMENT............................................................................33
  8.4. EXTENSION; WAIVER....................................................................33

9. GENERAL PROVISIONS.......................................................................33

  9.1. NOTICES..............................................................................33
  9.2. INTERPRETATION.......................................................................34
  9.3. COUNTERPARTS.........................................................................34
  9.4. ENTIRE AGREEMENT; ASSIGNMENT.........................................................34
  9.5. SEVERABILITY.........................................................................35
  9.6. OTHER REMEDIES.......................................................................35
  9.7. GOVERNING LAW........................................................................35
  9.8. RULES OF CONSTRUCTION................................................................35
  9.9. SPECIFIC PERFORMANCE.................................................................35


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                                   DEFINITIONS

Adjustment Amount..........................4
Affiliate.................................15
Aggregate Number...........................3
Agreement..................................1
Agreement of Merger........................2
Balance Sheet..............................7
Certificates...............................4
Claims....................................29
Closing....................................2
Closing Date...............................2
Code.......................................5
Company....................................1
Company Capital Stock......................2
Company Disclosure Schedule................5
Company Employee Plan.....................16
Company Financials.........................7
Company Intellectual Property Rights......11
Conflict...................................6
Contract..................................13
Disclosing Party..........................25
Disclosure schedule.......................19
DOL.......................................16
Economic interest in any entity...........14
Effective Date.............................1
Effective Time.............................2
Employee..................................16
Employee agreement........................16
Employee Benefit Plan.....................16
Employee pension benefits plan............16
End-User Licenses.........................11
Environmental Permits.....................15
Erisa.....................................15
Escrow Agent..............................31
Escrow Amount..............................3
Escrow Fund...............................31
Escrow Period.............................31
Excess parachute payment..................18
Expiration Date...........................29
GAAP.......................................7
Governmental Entity........................6
Hazardous Material........................15
Hazardous Material Activities.............15
IRS.......................................16
LABOR.....................................18
Liens......................................9
Losses....................................29
Material Adverse Effect....................5
Merger.....................................2
Merger Sub.................................1
Multiemployer plan........................16
New shares................................32
Officer's Certificate.....................32
Parent.....................................1
Parent Average Closing Price...............3
Parent Common Stock........................2
Parent Parties............................29
Parent SEC Reports........................21
Pension plan..............................16
Permitted Dividend........................22
Prohibited transaction....................17
Receiving Party...........................25
Returns....................................9
Selling Shareholder........................1
Surviving Corporation......................2
Tax........................................9
Taxes......................................9
Tax-exempt use property....................9
Third party expenses......................25
United States real property holding
  corporation.............................10

                      AGREEMENT AND PLAN OF REORGANIZATION


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the agreement, schedules, and exhibits are hereinafter referred to as this "AGREEMENT") is made and entered into as of OCTOBER 30, 1997 (the "EFFECTIVE DATE") among Data Dimensions, Inc., a Delaware corporation ("PARENT"), DP Acquisition Corporation, a Washington corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), Pyramid Information Services, Inc., a California corporation (the "COMPANY"), and Eugene
M. Stabile, the sole shareholder of the Company ("SELLING SHAREHOLDER").

                                    RECITALS

        A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "MERGER") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of voting capital stock of the Company ("COMPANY CAPITAL STOCK") and all outstanding options, warrants and other rights to acquire or receive shares of Company Capital Stock will be converted into Common Stock of Parent ("PARENT COMMON STOCK").

        C. A portion of the shares of Parent Common Stock issuable by Parent in connection with the Merger will be placed in escrow by Parent, the release of which amount will be contingent upon certain events and conditions, all as set forth in Section 6 hereof.

        D. The Company, Selling Shareholder, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

1.      THE MERGER

        1.1.   THE MERGER.

        At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and applicable law, including without limitation, the California General Corporation Law, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.2.   EFFECTIVE TIME.

        Unless this Agreement is earlier terminated pursuant to Section 7.1, the closing of the Merger (the "CLOSING") will take place following satisfaction or waiver of the conditions set forth in Section 0, at the offices of Parent in Bellevue, Washington on November 4, 1997, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE." Each certificate which



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before the Effective Time represented shares of Company Capital Stock shall thereafter evidence ownership of the number of full shares of Parent Common Stock Into which such shares of Company Capital Stock shall have been so converted. As soon as practicable following the Closing, the parties hereto will cause the Merger to be consummated by filing an Agreement of Merger hereto and any required certificates substantially in the form of Exhibit 1.2 with the Secretaries of State of the States of California and Washington (the "AGREEMENT OF MERGER"), in accordance with the relevant provisions of applicable law (the time of acceptance by the later of the acceptances of such filings being referred to herein as the "EFFECTIVE TIME").


        1.3.   EFFECT OF THE MERGER.

        At the Effective Time, the effect of the Merger will be as provided by applicable law including the California General Corporation Law and the Washington Business Corporations Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

        1.4.   CERTIFICATE OF INCORPORATION; BYLAWS.

               1.4.1. Unless otherwise determined by Parent prior to the
                      Effective Time, at the Effective Time, the Certificate of Incorporation of Company will be the Certificate of Incorporation of the Surviving Corporation until thereafter amended.

               1.4.2. The Bylaws of Company, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended.

        1.5.   DIRECTORS AND OFFICERS.

        From and after the Effective Time: (a) the director(s) of Merger Sub immediately prior to the Effective Time will be the director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation; and (b) the officers of Merger Sub immediately prior to the Effective Time will be the officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

        1.6.   CONVERSION OF COMMON STOCK.

        Each share of Company Capital Stock issued and outstanding immediately before the Effective Time will, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into that number of shares of Parent Common Stock calculated by multiplying (i) the Aggregate Number (as hereinafter defined) by (ii) the proportion that one share of Company Capital Stock bears to the total number of all such shares of Company Capital Stock outstanding immediately before the Effective Time. As soon as practicable after the Effective Time, the Selling Shareholder will surrender all certificates representing Company Capital Stock to Parent or a designated exchange agent, together with such duly executed documentation as may be required by Parent or the exchange agent to effect a transfer of such shares.

        The total number of shares of Parent Common Stock (the "AGGREGATE NUMBER") to be issued hereunder will be equal to: (a) Eighteen Million Dollars ($18,000,000) minus the Adjustment Amount (as defined in Section 1.6.1) (or such number as adjusted pursuant to Section 1.6.3 below); divided by (b) the average of the closing prices of Parent Common Stock as reported for consolidated trading on the NASDAQ National Market System, as reported in THE WALL STREET JOURNAL, beginning on and including August 20, 1997 and ending on and including the date that is two (2) trading days prior to the Closing Date (the "PARENT AVERAGE CLOSING PRICE"). Certificates representing ninety percent (90%) of such shares will be issued as soon as practicable after Parent or its designated exchange agent



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
receives the documentation required to effect a transfer of the Company Capital Stock. Ten percent (10%) of such shares will be considered the "ESCROW AMOUNT" and subject to Section 6.2 below.

               1.6.1. ADJUSTMENT AMOUNT.

        The ADJUSTMENT AMOUNT will equal the out-of-pocket expenses payable by the Company in connection with actions take pursuant to Exhibit 5.10.3.

               1.6.2. CAPITAL STOCK OF MERGER SUB.

        Each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time will by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. The Surviving Corporation will issue a stock certificate evidencing ownership of any such shares of capital stock of the Surviving Corporation upon surrender of the certificates which formerly represented the Common Stock of Merger Sub.

               1.6.3. ADJUSTMENTS.

        The calculation described herein will be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

        1.7.   SURRENDER OF CERTIFICATES.

               1.7.1. PARENT TO PROVIDE COMMON STOCK.

        Promptly after the Effective Time, Parent will make available for exchange in accordance with this Section 1, certificates representing the aggregate number of shares of Parent Common Stock issuable pursuant to Section
1.6 in exchange for certificates formerly representing outstanding shares of Company Capital Stock; provided that, on behalf of Selling Shareholder, Parent will deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6.

               1.7.2. EXCHANGE PROCEDURES.

        Promptly after the Effective Time, the Selling Shareholder will cause to be delivered to Parent a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock which were converted into shares of Parent Common Stock pursuant to Section 1.6. Upon surrender of a Certificate for cancellation to Parent or such agent as may be appointed by Parent, Selling Shareholder will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund pursuant to Section 6 hereof), to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered will forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 6 hereof, Parent will cause to be distributed to the Escrow Agent (as defined in Section 6) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which will be registered in the name of the Escrow Agent. Such shares will be beneficially owned by the Selling Shareholder and will be available to compensate Parent as provided in Section 6. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock will have been so converted.

        1.8.   TAX AND ACCOUNTING CONSEQUENCES

        It is intended by the parties hereto that the Merger will (i) constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "CODE") and (ii) qualify for accounting treatment as a pooling of interests.

        1.9.   TAKING OF NECESSARY ACTION; FURTHER ACTION

        If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

2.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLING SHAREHOLDER

        The Company and Selling Shareholder hereby represent and warrant, jointly and severally, to Parent and Merger Sub, subject to such exceptions as are disclosed in the disclosure schedule signed by and attached as Exhibit 2 to this Agreement by the Company to Parent (the "COMPANY DISCLOSURE SCHEDULE") and dated as of the date hereof, as follows:

        2.1.   ORGANIZATION OF THE COMPANY.

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations (hereinafter referred to as a "MATERIAL ADVERSE EFFECT") of the Company. The Company has delivered a true and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, to Parent.

        2.2.   COMPANY CAPITAL STRUCTURE.

               2.2.1. The authorized capital stock of the Company consists of
                      1,000,000 shares of authorized capital stock, of which 100,000 shares are issued and outstanding. All outstanding shares of the Company Capital Stock are held of record by the Selling Shareholder. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

               2.2.2. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

        2.3.   SUBSIDIARIES.

        The Company does not have and has never had any subsidiaries companies and does not otherwise own and has never otherwise owned any shares of capital stock or any equity interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

        2.4.   AUTHORITY.

        The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and Selling Shareholder and constitutes the valid and binding obligation of the Company and Selling Shareholder, enforceable against each in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (a "CONFLICT") (i) any provision of the Articles of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("GOVERNMENTAL ENTITY") or any third party (so as not to trigger any Conflict), is required by or with respect to the Company or Selling Shareholder in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger and any required certificates with the California and Washington Secretaries of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, (iii) the filing by the Selling Shareholder with the SEC of a Form 3 Initial Statement of Beneficial Ownership; (iv) the filing by the Seller Shareholder with the SEC of a Schedule 13D, if required, and (v) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on the Company Disclosure Schedule.

        2.5.   COMPANY FINANCIAL STATEMENTS.

        Company Disclosure Schedule sets forth the Company's audited balance sheet as of December 31, 1996 and the related audited statements of operations, stockholders' equity and cash flows for the twelve-month period then ended and the Company's unaudited balance sheet as of June 30, 1997 (the "BALANCE SHEET") and the related unaudited statements of operations, stockholders' equity and cash flows for the six-month period then ended (collectively, the "COMPANY FINANCIALS"). The Company Financials are correct in all material respects and were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent throughout the periods indicated. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance.

        2.6.   NO UNDISCLOSED LIABILITIES.

        The Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not



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
been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since June 30, 1997, consistent with past practices.

        2.7.    NO CHANGES.

        Since June 30, 1997, there has not been, occurred or arisen any:

               2.7.1. transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

               2.7.2. amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

               2.7.3. capital expenditure or commitment by the Company of
                      $10,000 in any individual case or $20,000 in the aggregate.

               2.7.4. destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance),

               2.7.5. labor trouble or claim of wrongful discharge of which the
                      Company has received written notice or of which the Company is aware or other unlawful labor practice or action;

               2.7.6. change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

               2.7.7. revaluation by the Company of any of its assets;

               2.7.8. declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company in excess of 80% of pre-Effective Time 1997 taxable income, the total of such dividend not to exceed $1,000,000, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

               2.7.9. increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

              2.7.10. sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

              2.7.11. amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

              2.7.12. except for advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness (other than trade debt in the ordinary course of business and consistent with past practices), issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

              2.7.13. waiver or release of any right or claim of the Company in excess of $10,000, including any write-off or other compromise of any account receivable of the Company;

              2.7.14. commencement or notice or, to the Company's knowledge, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

              2.7.15. notice of any claim of ownership by a third party of the
                      Company's Intellectual Property (as defined in Section
                      2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

              2.7.16. issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

              2.7.17. change in pricing or royalties set or charged by the
                      Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company other than such changes in the ordinary course of business based upon changes in costs or volume which are consistent with past practices;

              2.7.18. event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

              2.7.19. agreement by the Company or any officer or employees thereof to do any of the things described in the preceding
                      Section 2.7.1 through Section 2.7.18 other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement.

        2.8.   TAX AND OTHER RETURNS AND REPORTS.

               2.8.1. DEFINITION OF TAXES.

        For the purposes of this Agreement, "TAX" or, collectively, "TAXES," means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               2.8.2. TAX RETURNS AND AUDITS.

                      2.8.2.1. The Company as of the Effective Time will have
                               prepared and timely filed (or made timely request for extension) all required federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes or income concerning or attributable to the Company or its operations and, to the Company's knowledge, such Returns have been completed in accordance with applicable law.

                      2.8.2.2. The Company as of the Effective Time: (A) will
                               have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                      2.8.2.3. The Company has not been delinquent in the
                               Payment of any Tax nor is there any Tax
                               deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      2.8.2.4. No audit or other examination of any Return of
                               the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      2.8.2.5. The Company does not have any liabilities for
                               unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                      2.8.2.6. The Company has provided to Parent copies of all
                               federal and state income and all state sales and use Tax Returns for all periods since January 1, 1991.

                      2.8.2.7. There are (and as of immediately following the
                               Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

                      2.8.2.8. None of the Company's assets are treated as
                               "tax-exempt use property" within the meaning of
                               Section 168(h) of the Code.

                      2.8.2.9. As of the Effective Time, there will not be any
                               contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162 of the Code.

                     2.8.2.10. The Company has not filed any consent agreement
                               under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                     2.8.2.11. The Company is not a party to a tax sharing or
                               allocation agreement nor does the Company owe any amount under any such agreement.

                     2.8.2.12. The Company is not, and has not been at any
                               time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                     2.8.2.13. The Company is and will be until the Effective
                               Time, an "S Corporation" within the meaning of
                               Section 1361(a)(1) of the Code.

        2.9.   RESTRICTIONS ON BUSINESS ACTIVITIES.

        There is no agreement (noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the company is restricted from selling, licensing or otherwise distributing any of its services or products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.10.  TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES.

              2.10.1. The Company Disclosure Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by the Company or of which the Company has knowledge by any other party thereto. No lease or other obligation of the Company contains any obligation to purchase any real property.

              2.10.2. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8.2.7), except as reflected in the Company Financials or the Company Disclosure Schedule and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

        2.11.  INTELLECTUAL PROPERTY.

              2.11.1. The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS").

              2.11.2. Section 2.11.2 of the Company Disclosure Schedule sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Section 2.11.2 of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized by the Company to use any Company Intellectual Property Right, excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES") or trade secrets of the Company, and includes the identity of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

              2.11.3. No claims with respect to the Company Intellectual
                      Property Rights have been asserted against the Company or are, to the Company's knowledge, threatened by any person, nor is the Company aware of any bona fide claims or any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products or services of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted, or
                      (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The business of the Company as currently conducted or as proposed to be conducted by the Company has not and does not infringe on any proprietary right of any third party. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee, consultant, or former employee or consultant of the Company. No Company Intellectual Property Right or product or service of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee of and consultant to the Company has executed a proprietary information and confidentiality agreement substantially in the form included as an exhibit to the Company Disclosure Schedule.

        2.12.  AGREEMENTS, CONTRACTS AND COMMITMENTS.

             2.12.1. The Company does not have, is not a party to nor is it bound by:

                      2.12.1.1.    Any collective bargaining agreements,

                      2.12.1.2. Any agreements or arrangements that contain any severance pay, or any agreements or arrangements that contain any post-employment liabilities or obligations,

                      2.12.1.3. Any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                      2.12.1.4. Any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

                      2.12.1.5. Any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                      2.12.1.6. Any fidelity or surety bond or completion bond,

                      2.12.1.7. Any lease of personal property providing for aggregate future payments in excess of $10,000,

                      2.12.1.8.    Any agreement of indemnification or guaranty,

                      2.12.1.9. Any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                      2.12.1.10. Any agreement relating to capital expenditures and involving future payments in excess of $10,000,

                      2.12.1.11. Any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                      2.12.1.12. Any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in Section
                                   2.12.1.8 hereof,

                      2.12.1.13. Any purchase order or contract for the purchase of raw materials involving $10,000 or more,

                      2.12.1.14.   Any construction contracts,

                      2.12.1.15. Any distribution, joint marketing or development agreement,

                      2.12.1.16. Any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

                      2.12.1.17. Any other agreement with aggregate future payments of over $10,000 or more and which is not cancelable without penalty within thirty
                                   (30) days.

              2.12.2. Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in the Company Disclosure Schedule, the Company has not breached, in any material respect, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment set forth on Section 2.11.2 or Section 2.12.1 of the Company Disclosure Schedule (any such agreement, contract or commitment, a "CONTRACT"). Each Contract is in full force and effect and is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

        2.13.  INTERESTED PARTY TRANSACTIONS.

        To the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended) of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.11.2 or Section
2.12.1 of the Company Disclosure Schedule;

provided, that (x) ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity will not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this provision will only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arms-length relationship.

        2.14.  COMPLIANCE WITH LAWS.

        The Company has complied in all material respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

        2.15.  LITIGATION.

        There is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. To the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors in their capacities as agents of the Company by or before any governmental entity. To the Company's knowledge, no Governmental Entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

        2.16.  INSURANCE.

        With respect to the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no material claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

        2.17.  MINUTE BOOKS.

        The minute books of the Company made available to counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

        2.18.  ENVIRONMENTAL MATTERS.

               2.18.1. HAZARDOUS MATERIAL.

        The Company has not: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased, or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws (a "HAZARDOUS MATERIAL"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials have been released, in amounts which could be reasonably expected to involve the Company in any environmental litigation or impose upon Company any material environmental liability, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, groundwater and surface water thereof, that the Company has at any time owned, operated, occupied or leased. To the knowledge of the Company no asbestos or asbestos containing materials are present in or on the building at 6171 West Century Boulevard, Los Angeles, California except as may be reflected in that report titled Preliminary Suspect Friable Asbestos-Containing Materials Inspection 6171 West Century Boulevard, Los Angeles, California Prepared for the Koll Management Company, January 4, 1994 by Wilbert P. Gaston, R.G., R.E.A., (the "Asbestos Report"). The Company makes no representation or warranty regarding the truth or accuracy of the Asbestos Report.

               2.18.2. HAZARDOUS MATERIAL ACTIVITIES.

        The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "HAZARDOUS MATERIAL ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               2.18.3. PERMITS.

        The Company currently holds all environmental approvals, permits, licenses, clearances and consents (the "ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's Hazardous Material Activities.

               2.18.4. ENVIRONMENTAL LIABILITIES.

        No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Material Activity of the Company. The Company has no knowledge of any fact or circumstance which could be reasonably expected to involve the Company in any environmental litigation or impose upon the Company any environmental liability.

        2.19.  BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES.

        The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.19 of the Company Disclosure Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.20.  EMPLOYEE MATTERS AND BENEFIT PLANS.

               2.20.1. DEFINITIONS.

        With the exception of the definition of "Affiliate" set forth below (such definition will only apply to this Section 2.20), for purposes of this Agreement, the following terms will have the meanings set forth below:

        "AFFILIATE" will mean any other person or entity under common control with the Company within the meaning of Section 414(b)(c), (m) or (o) of the Code and the regulations thereunder;

        "ERISA" will mean the Employee Retirement Income Security Act of 1974, as amended;

        "COMPANY EMPLOYEE PLAN" will refer to any plan, program, policy, practice, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded (including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

        "EMPLOYEE" will mean any current, former, or retired employee, officer, or director of the Company or any Affiliate;

        "EMPLOYEE AGREEMENT" will refer to each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

        "IRS" will mean the Internal Revenue Service;

        "MULTIEMPLOYER PLAN" will mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

        "PENSION PLAN" will refer to each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               2.20.2. SCHEDULE.

        The Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement under each such Company Employee Plan or Employee Agreement and sets forth the estimated 401(k) contribution by Company for the year ending December 31, 1997 as well as any liabilities which, with reasonable due diligence, are not discernible solely from the Company Employee Plan and Employee Agreements. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement except as contemplated by this Agreement.

               2.20.3. DOCUMENTS.

        The Company has provided to Parent (i) correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company Employee Plan; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) any registration statement and prospectus prepared in connection with each Company Employee Plan.

               2.20.4. EMPLOYEE PLAN COMPLIANCE.

        The Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan, and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

               2.20.5. PENSION PLANS.

        The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

               2.20.6. MULTIEMPLOYER PLANS.

        At no time has the Company contributed to or been requested to contribute to any Multiemployer Plan.

               2.20.7. NO POST-EMPLOYMENT OBLIGATIONS.

        No Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employees would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

               2.20.8. EFFECT OF TRANSACTION.

                       2.20.8.1. The execution of this Agreement and the
                                 consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                       2.20.8.2. No payment or benefit which will or may be made
                                 by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment," within the meaning of
                                 Section 280G(b)(1) of the Code.

              2.20.9. EMPLOYMENT MATTERS.

        The Company (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any government or administrative authority, with respect to unemployment compensation benefits, social security or similar benefits or obligations (other than routine payments to be made in the normal course of business and consistent with past practice).

               2.20.10. LABOR.

        No work stoppage or labor strike against the Company is pending or, to the best knowledge of the Company, threatened. The Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

        2.21.  ACCOUNTS RECEIVABLE.

        The accounts receivable of the Company reflected in the Company Financials or existing at the Effective Time, including, without limitation, notes receivable, trade accounts receivable, and employee receivables, arise from valid transactions in the ordinary course of business, are not subject to adjustment or discount, and are collectible at the aggregate recorded amounts thereof. The recorded allowance for doubtful accounts is adequate and calculated consistent with past practice.

        2.22.  CUSTOMERS.

        To the Company's best knowledge, the acquisition hereunder will not adversely affect the Company's business relationship with any of its customers. Copies of all correspondence or other documents relating to complaints received by the Company since January 1, 1994, from any of its customers, whether or not resolved, and any other pending customer complaints have heretofore been furnished to Parent. The Company has no obligation to accept any returns from or make any allowance to any customers by reason of alleged defective services or products.

        2.23.  IMPROPER PAYMENTS.

        The Company has not made, offered or agreed to offer anything of value to any foreign government official, political party or candidate for government office nor has it otherwise taken any action which would cause the Company to be in violation of Sections 103b or 104 of the Foreign Corrupt Practices of 1977, as amended. The Company has adequate financial controls to prevent improper or unlawful payments, gifts or expenditures relative to political activity to foreign or domestic government officials or others.

        2.24.  PERMITS.

        The Company currently holds all permits, licenses, clearances and consents necessary for the conduct of the Company's businesses as such activities and businesses are currently being conducted.

        2.25.  DISCLOSURE.

        None of the representations or warranties made by the Company and Selling Shareholder (as modified by the Company Disclosure Schedule), nor any statement made in any Exhibit, Schedule or certificate furnished by the Company or Selling Shareholder pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company and Selling Shareholder, subject to such exceptions as are disclosed in the disclosure schedule signed by and attached as Exhibit 3 to this Agreement by the Parent to Company (the "PARENT DISCLOSURE SCHEDULE") and dated as of the date hereof, as follows:

        3.1.   ORGANIZATION, STANDING AND POWER.

        Each of Parent, each of its material subsidiaries, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own, lease and operate its property and to carry on its business as now being conducted and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent. Except as set forth in the Parent SEC Reports (as defined below) and except for such interests as are not required to be reported therein, Parent does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity. Parent has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents of Parent, each as amended to date, to counsel for the Company.

        3.2.   AUTHORITY.

        Parent and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally or by general equitable principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or its properties or assets, other than any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not have a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or third party (so as not to trigger a Conflict), is required by or with respect to Parent and Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of the Agreement of Merger and any required certificates with the California and Washington Secretaries of State, (ii) the filing of a Form 8-K with the SEC within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations set forth on Section 3.2 of the Parent Disclosure Schedule.

        3.3.   CAPITAL STRUCTURE.

               3.3.1. The authorized capital stock of Parent consists of
                      20,000,000 shares of Common Stock, of which 11,965,056 shares were issued and outstanding as of 6/30/97. The authorized capital stock of Merger Sub consists of 100 shares of Common Stock, 100 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The Parent has reserved 500,000 shares of Common Stock for issuance to employees and consultants pursuant to its 1988 Incentive Stock Option Plan and 1988 Nonstatutory Stock Option Plan of which approximately 72,000 shares remain available for grant as of May 1997. A 1997 Stock Option Plan reserves 1,000,000 shares of Common Stock for issuance to employees and consultants. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement.

               3.3.2. The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable.

        3.4.   SEC DOCUMENTS.

        Parent has timely filed all forms, reports and documents required to be filed with the SEC since December 31, 1994 and has made available to the Company and Selling Shareholder, in the form filed with the SEC, (i) its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, (ii) its Quarterly Reports on Form 10-QSB for the periods ended March 31, and June 30, 1997, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) held since December 31, 1996, (iv) all other reports or registration statements filed by Parent with the SEC since December 31, 1996, and (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC. All such required forms, reports and documents (including those enumerated in clauses (i) through (v) of the preceding sentence) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited condensed consolidated interim financial statements of Parent and its consolidated subsidiaries included in such reports are correct in all material respects, were prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated, and present fairly the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended, subject in the case of the unaudited condensed consolidated financial statements, to normal year-end adjustments, which will not be material in amount or significance.

        3.5.   NO MATERIAL ADVERSE CHANGE.

        Since the date of the balance sheet included in the Parent's most recently filed report on Form 10-QSB, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of

Incorporation or Bylaws of Parent; (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent; or (d) any material change in its outstanding capital stock or the issuance of any material options, warrants, calls or other rights to purchase any shares of the capital stock of Parent.

        3.6.   LITIGATION.

        There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement. There is no action, suit or proceeding of any nature pending, or, to Parent's knowledge, threatened against the Parent or any subsidiary of Parent, any of their properties or any of their officers or directors, in their respective capacities as such, which if adversely determined would have a Material Adverse Effect on Parent.

        3.7.   BROKERS' AND FINDERS' FEES

        Except as set forth on Section 3.7 of the Parent Disclosure Schedule, Parent has not incurred, nor will it incur, directly or indirectly, liability for brokerage or finder's fees or commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.8.   DISCLOSURE.

        None of the representations or warranties made by the Parent and Merger Sub (as modified by the Parent Disclosure Schedule), nor any statement made in any Exhibit, Schedule or certificate furnished by Parent or Merger Sub pursuant to this Agreement, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

4.      CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1.   CONDUCT OF BUSINESS OF THE COMPANY.

        During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees (except to the extent that Parent will otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company will promptly notify Parent of any materially negative event related to the Company or its business. Except as expressly contemplated by this Agreement, neither the Company, nor the Selling Shareholder, as applicable to the Company Capital Stock, will, without the prior written consent of Parent:

               4.1.1. Enter into any commitment or transaction not in the ordinary course of business.

               4.1.2. Transfer to any person or entity any rights to the Company intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

               4.1.3. Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any services or products of the Company;

               4.1.4. Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Disclosure Schedule;

               4.1.5. Commence any litigation;

               4.1.6. Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor) except that the Company may declare and accrue a cash dividend or cash dividends payable to the record holder(s) of the Company Capital Stock at any time prior to the Effective Time in an aggregate amount not exceeding the lesser of (i) 80% of the Company's pre-Effective Time taxable income for the period January 1, 1997 to the Effective Time and (ii) $1,000,000, any such accrued dividends to be payable as follows: 37.5% on or before November 15, 1997; 31.25% on or before April 10, 1998; 15.625% on or before June 10, 1997; and 15.625% on or before September 30, 1998;

               4.1.7. Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

               4.1.8. Cause or permit any amendments to its Articles of
                      Incorporation or Bylaws except for an amendment to its Bylaws to increase the authorized number of directors to three;

               4.1.9. Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $10,000 in the case of a single transaction or in excess of $25,000 in the aggregate in any 30-day period;

              4.1.10. Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

              4.1.11. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

              4.1.12. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to standard written agreements outstanding on the date hereof;

              4.1.13. Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice (provided that the price per share of any equity participation in the Company will be agreed in advance by Parent);

              4.1.14. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

              4.1.15. Pay, discharge or satisfy, in an amount in excess of
                      $10,000 (in any one case) or $25,000 (in the aggregate), any claim, liability or obligation absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course or business of liabilities reflected or reserved against in the Company Financials (or the notes thereto) or that arose in the ordinary course of business subsequent to June 30, 1997 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

              4.1.16. Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

              4.1.17. Take, or agree in writing or otherwise to take, any of the action described in Section 4.1.1 through Section 4.1.16 above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        4.2.   NO SOLICITATION.

        Until the earlier of the Effective Time or the date of termination of this Agreement pursuant to the provisions of Section 7.1 hereof, the Company and Selling Shareholder will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or
(d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company or Selling Shareholder receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company and Selling Shareholder will promptly notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

        4.3.   STRATEGIC AGREEMENTS.

        The Company agrees that it will not enter into any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless it has first secured the written consent of the Parent.

5.      ADDITIONAL AGREEMENTS

        5.1.   INVESTMENT INTENT

        The Selling Shareholder and Parent will execute an investment agreement in substantially the form attached as Exhibit 5.1.

        5.2.   ACCESS TO INFORMATION.

        Subject to any applicable contractual confidentiality obligations (which the Company will use its reasonable best efforts to cause to be waived) each party will afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        5.3.   CONFIDENTIALITY.

        Except as and to the extent required by law, a party (the "Receiving Party") will not disclose or use, and will direct its representatives not to disclose or use to the detriment of the other party (the "Disclosing Party"), any Confidential Information (as defined below) with respect to the Disclosing Party furnished, or to be furnished, by the Disclosing Party, or their respective representatives to the Receiving Party or its representatives at any time or in any manner other than in connection with its evaluation of the transaction proposed in this Agreement. For purposes of this Section, "Confidential Information" means any information about the Disclosing Party stamped "confidential" or identified in writing as such to the Receiving Party promptly following its disclosure, unless (i) such information is already known to the Receiving Party or its representatives or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of the Receiving Party or its representatives, (ii) the use of such information is necessary in making any filing or obtaining any consent or approval required for the consummation of the transaction contemplated hereunder, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. Upon the written request of the Disclosing Party, the Receiving Party will promptly return to the Disclosing Party or destroy any Confidential Information in its possession and certify in writing to the Disclosing Party that it has done so.

        5.4.   EXPENSES.

        Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("THIRD PARTY EXPENSES") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, will be the obligation of the respective party incurring such fees and expenses; provided, however that if the Merger is consummated, Selling Shareholder will pay any and all THIRD PARTY EXPENSES payable to Pircher Nichols & Meeks in excess of $40,000.

        5.5.   PUBLIC DISCLOSURE.

        Unless otherwise required by law (including, without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement will be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval will not be unreasonably withheld.

        5.6.   CONSENTS.

        The Company will use its reasonable efforts to obtain the consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in the Company Disclosure Schedule) so as to preserve all rights of, and benefits to the Company thereunder.

        5.7.   FIRPTA COMPLIANCE.

        On the Closing Date, the Company will deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section
1.1445-2(c)(3).

        5.8.   REASONABLE EFFORTS.

        Subject to the terms and conditions provided in this Agreement, each of the parties hereto will use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent will not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        5.9.   NOTIFICATION OF CERTAIN MATTERS.

        The Company and Selling Shareholder will give prompt notice to Parent, and Parent will give prompt notice to the Company and Selling Shareholder, of
(i) the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company or Selling Shareholder or Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by this Agreement (including the Company Disclosure Schedule) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.9 and any due diligence investigation made on behalf of the other party hereto will not limit or otherwise affect any remedies available to the party.

        5.10   POOLING ACCOUNTING.

        Parent and the Company will each use its reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. The Company and Selling Shareholder will not take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Neither the Company nor Selling Shareholder will take any action, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder. Parent acknowledges and agrees it will not claim that the Permitted Dividend falls within the prohibitions of this Section 5.10.

        5.11   ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES.

        Each party hereto, at the request of the other party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

6.      CONDITIONS TO THE MERGER

        6.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.

        The respective obligations of each party to this Agreement to effect the Merger will be subject to the satisfaction at or prior to the Closing of the following conditions:

               6.1.1  NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY

        No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger will be in effect.

               6.1.2  POOLING OPINION OF ACCOUNTANTS.

        Parent will have received a letter from BDO Seidman, LLP reaffirming its written concurrence, delivered concurrently with the execution of this Agreement, with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

        6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SELLING SHAREHOLDER.

        The obligations of the Company and Selling Shareholder to consummate the Merger and the transactions contemplated by this Agreement will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and Selling
Shareholder:

               6.2.1  REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of Parent and Merger Sub contained in this Agreement will be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (including the Parent Disclosure Schedule) and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Parent; and Company will have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of the Parent in substantially the form attached as Exhibit 6.2.1.

               6.2.2  AGREEMENTS AND COVENANTS.

        Parent and Merger Sub will have performed or complied (which performance or compliance will be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1.5 below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company will have received a certificate to such effect signed by a duly authorized officer of Parent in substantially the form attached as Exhibit 6.2.1.

               6.2.3  LEGAL OPINION.

        The Company and the Selling Shareholder will have received a legal opinion from Garvey, Schubert & Barer, counsel to Parent, in substantially the form attached hereto as Exhibit 6.2.3.

               6.2.4. MATERIAL ADVERSE CHANGE

        Since the date hereof, there will not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent.

               6.2.5. THIRD PARTY CONSENTS.

        The Company will have been furnished with evidence satisfactory to it that Parent and Merger Sub have obtained all consents, approvals and waivers required for the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement.

        6.3.  ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER
        SUB.

        The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement will be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               6.3.1. REPRESENTATIONS AND WARRANTIES.

        The representations and warranties of the Company and Selling Shareholder contained in this Agreement will be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (including the Company Disclosure Schedule) and except for those representations and warranties which address matters only as of a particular date (which will remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub will have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company in substantially the form attached as
Exhibit 6.3.1.

               6.3.2. AGREEMENTS AND COVENANTS.

        The Company will have performed or complied (which performance or compliance will be subject to the Company's ability to cure as provided in
Section 8.1.4 below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub will have received a certificate to such effect signed by a duly authorized officer of the Company in substantially the form attached as Exhibit 6.3.1.

               6.3.3. CONSENTS.

        Parent will have been furnished with evidence satisfactory to it that the Company has obtained all the consents, approvals and waivers required for the consummation by the Company of the transactions contemplated by this Agreement, including but not limited to, consents in the form satisfactory to Parent as enumerated in Exhibit 6.3.3.

               6.3.4. LEGAL OPINION.

        Parent will have received a legal opinion from Pircher Nichols & Meeks, counsel to the Selling Shareholder, in substantially the form attached hereto as
Exhibit 6.3.4.

               6.3.5. MATERIAL ADVERSE CHANGE.

        There will not have occurred any material adverse change in the business, assets (including intangible assets), financial condition or results of operations of the Company since June 30, 1998.

               6.3.6. EMPLOYMENT AND NONCOMPETITION AGREEMENT.

        Eugene M. Stabile will have executed and delivered to Company and Parent an Employment and Noncompetition Agreement in substantially the form of Exhibit
6.3.6 and such agreement will be in full force and effect.

7.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY; AND ESCROW
        7.1.   SURVIVAL AND INDEMNITY.

               7.1.1. All of the Selling Shareholder's, the Company's, Parent's
                      and Merger Sub's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be) will survive the Merger and continue until 5:00 p.m., Pacific time, one (1) year following the Effective Time (the "EXPIRATION DATE").

               7.1.2. Subject to the terms and conditions of this Section 7,

                      7.1.2.1. The Selling Shareholder hereby agrees to
                               indemnify and hold harmless Parent and its officers, directors and affiliates (including the Surviving Corporation) (collectively, the "PARENT PARTIES") from and against any claims losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorney fees and expenses, and expenses of investigation and defense (hereinafter individually a "LOSS" and collectively "LOSSES") which any Parent Party may suffer, sustain or become subject to by reason of or resulting from (i) any breach by the Selling Shareholder or the Company of any covenant or agreement or (ii) any inaccuracy in any representation or warranty of the Company or the Selling Shareholder contained in this Agreement or any other instrument delivered pursuant to this Agreement (each as modified by the Company Disclosure Schedule).

                      7.1.2.2. Parent hereby agrees to indemnify and hold
                               harmless the Selling Shareholder from and against all Losses which the Selling Shareholder may suffer, sustain, or become subject to by reason of or resulting from (I) any breach by the Parent or Merger Sub of any covenant or agreement or
                               (ii) any inaccuracy in an representation or warranty of Merger Sub or Parent contained in this Agreement or any other instrument delivered pursuant to this Agreement (each as modified by the Parent Disclosure Schedule).

                      7.1.2.3. All of the foregoing are hereinafter collectively referred to as "CLAIMS" the party seeking indemnification pursuant to this Section 7 is hereinafter referred to as an "Indemnified Party", and the person from whom indemnification is sought is hereinafter referred to as an "Indemnifying Party".

               7.1.3. The indemnification provided for in Section 7.1.2 hereof shall be subject to the following limitations.

                      7.1.3.1. Neither the Selling Shareholder's nor the
                               Parent's total liability for indemnification under this Section 7 shall exceed $1,800,000; provided, however, that obligations for indemnifiable amounts arising out of fraud or willful misstatements or omissions shall have no limit nor shall claims for breach of warranty under Sections 2.2, 2.4, 3.2, or

                               3.3.2 have any limit.

                      7.1.3.2. The Selling Shareholder shall not be liable for
                               indemnification of any Parent Party under Section
                               7.1.2.1 unless the aggregate amount of all Losses incurred by all Parent Parties and otherwise subject to Section 7.1.2.1 exceeds $100,000.

                      7.1.3.3. Parent shall not be liable for indemnification of the Selling Shareholder under Section 7.1.2.2 unless the aggregate amount of all Losses incurred by the Selling Shareholder and otherwise subject to Section 7.1.2.2 exceeds $100,000.

                      7.1.3.4. Neither the Selling Shareholder nor Parent Party
                               shall be liable for indemnification for Losses under this Section 7 unless written notice of such Losses is received by it prior to or on the Expiration Date.

                      7.1.3.5. The parties hereby agree that the Selling
                               Shareholder's right to indemnification provided for in Section 7.1.2 hereof shall be the sole remedy against any Parent Party in the event of any inaccuracy in any representation or warranty by a Parent Party under this Agreement or any other instrument delivered pursuant to this Agreement each as modified by the Parent Disclosure Schedule and that the Parent Party's right to indemnification provided for in Section
                               7.1.2 hereof shall be the sole remedy against the Selling Shareholder in the event of any inaccuracy in any representation or warranty of Selling Shareholder or Company under this Agreement or any other instrument delivered pursuant to this Agreement each as modified by the Company Disclosure Schedule.

               7.1.4. The obligations and liabilities of the parties hereunder with respect to Claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                      7.1.4.1. The Indemnified Party shall give written notice
                               to the Indemnifying Party of any such Claim within 30 days after the Indemnified Party receives notice thereof, which written notice shall state the nature and basis of such Claims and, if determinable, the amount thereof, provided the failure to so notify the Indemnifying Part shall not prejudice the rights of the Indemnified Party under this Agreement unless the Indemnifying Party shall be prejudiced and then only to the extent of such prejudice. The Indemnified Party, at its election, shall be entitled to assume the defense of Claims; provided, that no settlement or compromise may be effected without the Indemnifying Party's consent (which will not be unreasonably withheld).

                      7.1.4.2. In the event that the Indemnifying Party, within
                               a reasonable time after notice of any such Claim, fails to defend the same, the Indemnified Party shall (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense thereof at any time prior to settlement, compromise or final determination thereof.

                      7.1.4.3. Anything in this Section 7 to the contrary
                               notwithstanding (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnifying Party other than as a result of money damages and other money payments, the Indemnifying Party shall have the right, its own cost and expense, to defend, compromise or settle such Claim and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a release from all liability in respect of such Claim.

        7.2.   ESCROW ARRANGEMENTS.

               7.2.1. ESCROW FUND.

        At the Effective Time the Selling Shareholder will be deemed to have received and deposited the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time). As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with ChaseMellon Shareholder Services, (or other institution acceptable to Parent and the Selling Shareholder as Escrow Agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund the "ESCROW FUND") to be governed by the terms set forth herein and at Parent's cost and expense. The Escrow Fund will be available to compensate Parent Parties for any Losses for which any Parent Party is entitled to indemnification by the Selling Shareholder pursuant to Section
7.1.2. Nothing herein will limit the liability of the Company or Selling Shareholder for any breach of any representation, warranty or covenant if the Merger does not occur.

               7.2.2. ESCROW PERIOD; DISTRIBUTION UPON TERMINATION OF ESCROW PERIOD.

        Subject to the following requirements, the Escrow Fund will be in existence immediately following the Effective Time and will terminate at 5:00 p.m., Pacific time, on the one-year anniversary of the date on which the Effective Time occurs (the "ESCROW PERIOD") at which time the Escrow Agent will deliver the Escrow Fund to Shareholder; provided that the Escrow Period will not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Selling Shareholder pursuant to Section 7.2.5, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent will deliver to Selling Shareholder the remaining portion of the Escrow Fund not required to satisfy such claims.

               7.2.3. PROTECTION OF ESCROW FUND.

                      7.2.3.1. The Escrow Agent will hold and safeguard the
                               Escrow Fund during the Escrow Period, will treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and will hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                      7.2.3.2. Any shares of Parent Common Stock or other equity securities issued or distributed by Parent
                               (including shares issued upon a stock split)
                               ("NEW SHARES") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund will be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund will not be added to the Escrow Fund but will be distributed to the Selling Shareholder. Cash dividends on Parent Common Stock will not be added to the Escrow Fund but will be distributed to the Selling Shareholder.

                      7.2.3.3. Selling Shareholder will have voting rights with
                               respect to the shares of Parent Common Stock deposited in the Escrow Fund (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

               7.2.4. CLAIMS UPON ESCROW FUND.

                      7.2.4.1. Upon receipt by the Escrow Agent at any time on
                               or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "OFFICER'S CERTIFICATE"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent will, subject to the provisions of Section 7.2.5 hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses.

                      7.2.4.2. For the purposes of determining the number of
                               shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section
                               7.2.4.1 hereof, the shares of Parent Common Stock will be valued at the average of the closing prices of Parent Common Stock as reported for consolidated trading on the NASDAQ National Market System, as reported in THE WALL STREET JOURNAL, over the twenty- (20-) trading days ending on the date that is two (2) trading days prior to the date Escrow Agent delivers such shares.

               7.2.5. OBJECTIONS TO CLAIMS.

        At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate will be delivered to the Selling Shareholder and for a period of thirty (30) days after such delivery, the Escrow Agent will make no delivery to Parent of any Escrow Amounts pursuant to Section
7.2.4 hereof unless the Escrow Agent will have received written authorization from Selling Shareholder to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent will make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 6.2.4 hereof, provided that no such payment or delivery may be made if the Selling Shareholder will have objected in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and Parent prior to the expiration of such thirty (30) day period. In that event, Escrow Agent will reserve the number of shares equal in value to the amount of the open claim which will not be transferred to Parent or released to Selling Shareholder absent (1) mutual agreement of Parent and Selling Shareholder or (2) a court order pertaining to the open claim.

               7.2.6. THIRD-PARTY CLAIMS.

        In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent will notify the Selling Shareholder of such claim, and the Selling Shareholder will be entitled, at his expense, to participate in any defense of such claim. Parent will have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Selling Shareholder no settlement of any such claim with third-party claimants will alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Selling Shareholder has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Selling Shareholder will have no power or authority to object under any provision of this Section 6 to the amount of any claim by Parent against the Escrow Fund agreed to as part of such settlement.

               7.2.7. ESCROW AGENT'S DUTIES.

                      7.2.7.1. The Escrow Agent will be obligated only for the
                               performance of such duties as are
                               specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Selling Shareholder, and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent will not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith.

                      7.2.7.2. The Escrow Agent is hereby expressly authorized
                               to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent will not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      7.2.7.3. The Escrow Agent will not be liable in any
                               respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      7.2.7.4. The Escrow Agent will not be liable for the
                               expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      7.2.7.5. In performing any duties under the Agreement, the
                               Escrow Agent will not be liable to any Party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent will not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent in good faith believed to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative's authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and will be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining or verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      7.2.7.6. If any controversy arises between the parties to
                               this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                               Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action (the parties jointly and severally agree to pay such fees incurred by the Escrow Agent). Upon initiating such action, the Escrow Agent will be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                      7.2.7.7. The parties and their respective successors and
                               assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                      7.2.7.8. The Escrow Agent may resign at any time upon
                               giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation will become effective until the appointment, and acceptance by, of a successor escrow agent which will be accomplished as follows: the parties will use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent will have the right to appoint a successor escrow agent authorized to do business in the State of Washington. The successor escrow agent will execute and deliver an instrument accepting such appointment and it will, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent, and the predecessor Escrow Agent will be discharged from any further duties and liability under this Agreement.

                      7.2.7.9. All fees of the Escrow Agent for performance of
                               its duties hereunder will be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent will be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent will be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

8.      TERMINATION, AMENDMENT AND WAIVER

        8.1.   TERMINATION.

        This Agreement may be terminated and the Merger abandoned at any time before or after approval of this Agreement or the Merger by the shareholders and/or board of directors of Parent, the Company and Merger Sub and prior to the Effective Time:

               8.1.1. By written mutual consent of the Company and Parent;

               8.1.2. By Parent or the Company if: (i) the Effective Time has
                      not occurred by November 30, 1997, or such later date as the Parties may agree upon (provided that the right to terminate this Agreement under this clause 7.1.2(i) will not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there will be a final, nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there will be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal.

               8.1.3. By Parent if there will be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent if in either case, the unavailability of such assets or business would have a Material Adverse Effect on Parent or would reasonably be expected to have a Material Adverse Effect on Parent's ability to realize the benefits expected from the Merger;

               8.1.4. By Parent if it is not in material breach of its
                      obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3.1 or Section 6.3.2, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty
                      (30) days through the exercise of its reasonable best efforts, then the Parent will so notify the Company in writing and the Company will have thirty (30) days to cure such breach (but no cure period will be required for a breach which by its nature cannot be cured); and

               8.1.5. By the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2.1 or Section 6.2.2, as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then the Company will so notify the Parent in writing and Parent or Merger Sub will have thirty (30) days to cure such breach (but no cure period will be required for a breach which by its nature cannot be cured).

        Where action is taken to terminate this Agreement pursuant to this
Section 8.1, it will be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        8.2.   EFFECT OF TERMINATION.

        Each party's right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate except the obligations in Sections 5.3 and
5.4 will survive; provided, however, if this Agreement is terminated by a party because of breach of this Agreement by the other party or because one or more conditions to the terminating party's obligations under this Agreement are not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.



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

        8.3.   AMENDMENT.

        This Agreement may be amended by the parties hereto by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Parent, Merger Sub, or the Company but after any such approval, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of the parties hereto.

        8.4.   EXTENSION; WAIVER.

        At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and
(iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

9.      GENERAL PROVISIONS

        9.1.   NOTICES.

        All notices and other communications hereunder will be in writing and will be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as will be specified by like notice):

               9.1.1. If to Parent or Merger Sub, to:

                      Data Dimensions, Inc.
                      One Bellevue Center
                      Suite 2100
                      411 108th Avenue NE
                      Bellevue, Washington  98004
                      Attention:    Legal Department
                      Telephone:    425-688-1000
                      Facsimile:    425-688-1099
                      Email:        LegalDept@Data-Dimensions.com

                      With a copy to:

                      Garvey, Schubert & Barer
                      1191 Second Avenue, #1800
                      Seattle, Washington  98101-2939
                      Attention:    Bruce A. Robertson
                      Telephone:    206-464-3939
                      Facsimile:    206-464-0125

               9.1.2. If to the Company, to:

                      Pyramid Information Services, Inc.


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

                      6171 West Century Blvd., Suite 300
                      Los Angeles, CA  90045
                      Attention:    Eugene M. Stabile
                      Telephone:    310-348-9292
                      Facsimile:    310-348-9393
                      Email:        genes@PyramidInfo.com

                      With a copy to:

                      Pircher, Nichols & Meeks
                      1999 Avenue of the Stars
                      Los Angeles, CA  90067
                      Attention:    Larry M. Meeks, Esq.
                      Telephone:    310-201-8903
                      Facsimile:    310-201-8922
                      Email:        lmeeks@pircher.com

               9.1.3. If to the Selling Shareholder, to:
                      Eugene M. Stabile
                      30051 Andromeda Lane
                      Malibu, CA  90265
                      Telephone:    310-457-7742
                      Facsimile:    310-457-3012
                      Email:        kstabile@sprynet.com

               9.1.4. If to the Escrow Agent:
                      ChaseMellon Shareholder Services, L.L.C.
                      520 Pike Street, Suite 1220
                      Seattle, WA  98101
                      Attention:    Pauline Skudler
                      Telephone:    206-674-3032
                      Facsimile:    206-674-3059
                      Email:        None

        9.2.   INTERPRETATION.

        The words "include," "includes" and "including" when used herein will be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein will be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

        9.3.   COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4.   ENTIRE AGREEMENT; ASSIGNMENT.

        This Agreement, the Schedules and Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements understandings and representations, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) will not be assigned by operation of law or otherwise except with the prior written consent of all parties hereto.

        9.5.   SEVERABILITY.

        In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6.   OTHER REMEDIES.

        Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7.   GOVERNING LAW.

        Except as otherwise provided herein, this Agreement will be governed by and construed in accordance with the laws of the State of Washington, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        9.8.   RULES OF CONSTRUCTION.

        The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        9.9.   SPECIFIC PERFORMANCE.

        The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.



                    [Remainder of Page Intentionally Omitted]


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
        IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Selling Shareholder and the Escrow Agent (as to matters set forth in Section 7 only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


PARENT:                                       COMPANY:

/s/ LARRY W. MARTIN                           /s/ EUGENE M. STABILE
--------------------------------              ----------------------------------
Signature                                     Signature
Larry W. Martin                               Eugene M. Stabile
President and CEO                             President


SELLING SHAREHOLDER                           MERGER SUB

/s/ EUGENE M. STABILE                         /s/ LARRY W. MARTIN
--------------------------------              ----------------------------------
Signature                                     Signature
Eugene M. Stabile                             Larry W. Martin
                                              President


ESCROW AGENT

/s/ PAULINE SKUDLER
--------------------------------
Signature
Pauline Skudler
Assistant Vice President



The undersigned, the spouse of Eugene M. Stabile, hereby consents to the execution and delivery by Eugene M. Stabile of the foregoing Agreement

/s/ KATHLYN MONTAGUE STABILE
--------------------------------
Signature
Kathlyn Montague Stabile

                                  EXHIBIT LIST

Exhibit 1.2        Form of Merger Agreement, Officers' Certificates, and
                     Articles of Merger
Exhibit 2          Company Disclosure Schedule
Exhibit 3          Parent Disclosure Schedule
Exhibit 5.1        Form of Investment Agreement
Exhibit 6.2.1      Form of Closing Certificate of Parent
Exhibit 6.2.3      Form of Garvey, Schubert, & Barer Legal Opinion
Exhibit 6.3.1      Form of Closing Certificate of Company
Exhibit 6.3.3      Conditions to Closing
Exhibit 6.3.4      Form of Pircher Nichols & Meeks Legal Opinion
Exhibit 6.3.6      Form of Employment and Noncompetition Agreement


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